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                                                                  EXHIBIT 23.1

                                STEGMAN & COMPANY




                        CONSENT OF INDEPENDENT ACCOUNTANT



The Board of Directors
Celsion Corporation
Columbia, Maryland


                  We hereby consent to the inclusion of our report dated November 6, 2001 relating to the statements of financial condition of Celsion Corporation (the "Corporation") as of September 30, 2001 and 2000 and the related statements of operations, changes in stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 2001 in the Corporation's Form 10-K for the year ending September 30, 2001 to be filed with the Securities and Exchange Commission.

/s/ Stegman & Company

Baltimore, Maryland
December 21, 2001